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Exhibit 5.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-10 pertaining to the prospectus of Agnico-Eagle Mines Limited for the registration of its debt securities, common shares and warrants to purchase debt securities or common shares (the "Prospectus").

        We also consent to the incorporation by reference in the Prospectus of our report dated March 14, 2008, with respect to the 2007 consolidated financial statements of Agnico-Eagle Mines Limited, and our report dated March 14, 2008, with respect to the effectiveness of internal control over financial reporting of Agnico-Eagle Mines Limited, which reports appear in the December 31, 2007 Annual Report on Form 20-F of Agnico-Eagle Mines Limited, filed with the Securities and Exchange Commission.

Toronto, Canada January 13, 2009	/s/ Ernst & Young LLP Chartered Accountants

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  Exhibit 5.6
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM